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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" included in the Proxy Statement that is made part of Amendment No. 3 to the Registration Statement (Form S-4 No. 333-37344) and to the incorporation by reference therein of our reports dated January 27, 2000, with respect to the consolidated financial statements of The Geon Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 and March 23, 2000 with respect to the related financial statement schedule, included therein, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP

Cleveland, Ohio
July 25, 2000